                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential For Use of the              [ ]  Confidential For Use of the
[ ]  Definitive Proxy Statement                    Commission Only (as permitted
[X]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                          BALDWIN PIANO & ORGAN COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                          BOLERO INVESTMENT GROUP, L.P.
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
--------------------------------------------------------------------------------

(1)  Amount previously paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

--------------------------------------------------------------------------------

                          BOLERO INVESTMENT GROUP, L.P.

--------------------------------------------------------------------------------
INGRAHAM BUILDING                                         1101 EAST BALBOA BLVD.
25 S.E. 2ND AVE., STE.720                           NEWPORT BEACH, CA 92661-1313
MIAMI, FL 33131                                                   (714) 675-3850
(305) 371-5200                                              (714) 673-0434 (FAX)
(305) 371-5226 (FAX)

                                  June 4, 1997

                  Bolero Investment Group, L.P. will be nominating five candidates to stand for election to the Board of Directors of Baldwin Piano & Organ Company at the June 12, 1997 Annual Meeting. BOLERO IS ASKING YOU TO VOTE "FOR" ITS FIVE NOMINEES.

          DO YOU SUPPORT THE ACTIONS OF THE BALDWIN BOARD OF DIRECTORS?

                  August 16, 1996 -- BALDWIN CEO REFUSES TO MEET WITH BOLERO. In response to repeated requests from Bolero to meet to discuss Baldwin's business, Baldwin's CEO has refused to meet with Bolero. Bolero and its general partner, Kenneth Pavia, own 8.2% of the Baldwin stock. Is this how management of a public company should treat a significant shareholder? Is this the hallmark of an effective investor relations program? DO YOU AGREE WITH BALDWIN'S DECISION NOT TO MEET WITH BOLERO?

                  Just this past week, Mr. Pavia again called on Baldwin's CEO to meet to discuss ways that the Company and its major shareholders might work together for the benefit of all Baldwin shareholders. To date, Mr. Pavia has received no response.

                  September 3, 1996 --BALDWIN BOARD ADOPTS POISON PILL. Poison pills have been criticized by many institutional and other shareholders as devices that can entrench weak management and discourage valid bids. Shareholders of many companies have voted in favor of proposals to rescind poison pills. DO YOU AGREE WITH THE BOARD'S DECISION TO ADOPT A POISON PILL?

                  February 10, 1997 -- BALDWIN BOARD AMENDS BYLAWS TO REQUIRE ADVANCE NOTICE OF NOMINATIONS. In November 1996, Bolero announced its intention to nominate five individuals to stand for election at the Company's Annual Meeting. Three months later, Baldwin amended its bylaws to force Bolero to overcome artificial, procedural obstacles in order to exercise its right to nominate directors. DO YOU AGREE WITH THE BOARD'S DECISION TO MAKE IT MORE DIFFICULT FOR SHAREHOLDERS TO NOMINATE DIRECTORS?

              WHY HAS THE BOARD REPEATEDLY TAKEN STEPS DESIGNED TO PREVENT YOU FROM HAVING A CHOICE?

               PLEASE CALL US AT (305) 371-5200 OR (800) 223-2064.
                      BANKS & BROKERS CALL (212) 440-9800.

            ARE THE INTERESTS OF THE BALDWIN BOARD THE SAME AS YOURS?

                  Bolero's general partner, Kenneth Pavia, has been a Baldwin shareholder since August 1994. SINCE THAT TIME, HE HAS NEVER SOLD A SHARE OF BALDWIN STOCK. Mr. Pavia, like many other Baldwin shareholders, has held on to his investment despite the lackluster performance of the Company's stock.

                  MR. PAVIA'S INTERESTS ARE EXACTLY THE SAME AS YOURS. He wants the value of his investment in Baldwin to increase to a level that reflects that true worth of the Company. Why would a shareholder who beneficially owns more than 279,000 shares of Baldwin stock want to cause shareholders to receive less than full value for their shares?

                  Baldwin's nominees together hold only 43,000 shares of Baldwin common stock (only about 1.2%). Even counting the options that they have granted themselves, all five nominees together hold fewer shares than Mr. Pavia! ARE THEIR INTERESTS THE SAME AS YOURS?

                  ARE YOU SATISFIED WITH BALDWIN'S PERFORMANCE?

                                 SALES DOWN 4.6%
                 Sales in 1996 were $115.0 million compared with sales in 1993 of $120.7 million.

                              GROSS PROFIT DOWN 27%
            Gross profit in 1996 was $22.6 million compared with gross profit in 1993 of $31.1 million.

                              NET EARNINGS DOWN 55%
            Net earnings in 1996 were $2.1 million compared with net earnings in 1993 of $4.6 million.

                        SHAREHOLDER RETURNS HAVE SUFFERED


                            1991        1992         1993        1994         1995         1996
                            ----        ----         ----        ----         ----         ----
Baldwin                    $100.00     $181.08      $162.16     $118.92      $135.14      $121.62
Russell 2000               $100.00     $118.41      $140.80     $138.24      $177.55      $206.83
Peer Group                 $100.00     $120.24      $166.08     $151.94      $154.71      $178.43




                          THE RECORD SPEAKS FOR ITSELF!

IF YOU HAVE ALREADY SIGNED AND RETURNED MANAGEMENT'S PROXY CARD AND YOU WANT TO VOTE FOR THE BOLERO NOMINEES, YOU CAN REVOKE YOUR EARLIER PROXY BY SIGNING AND RETURNING BOLERO'S PROXY CARD. YOU ALSO CAN REVOKE YOUR PROXY BY WRITTEN NOTICE FILED WITH THE SECRETARY OF BALDWIN OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                        YOUR VOTE CAN MAKE A DIFFERENCE!

                                    IMPORTANT

           IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES,
                   PLEASE CONTACT THE FIRM ASSISTING US IN THE
                            SOLICITATION OF PROXIES:

                            GEORGESON & COMPANY, INC.
                                WALL STREET PLAZA
                            NEW YORK, NEW YORK 10005

                            TOLL FREE: 1-800-223-2064
                       BANKS & BROKERS CALL: 212-440-9800

1) Please SIGN, DATE AND MAIL Bolero's proxy card. You can obtain Bolero's proxy card by contacting Georgeson & Company at one of the phone numbers above. If you wish to vote FOR BOLERO'S SLATE OF NOMINEES, you must submit Bolero's proxy card and MUST NOT submit Baldwin's white proxy card.

2) If you have already voted Baldwin's white proxy card, you have every legal right to change your mind and vote FOR OUR SLATE. Only the latest dated proxy card will be counted. Please sign the Bolero proxy card exactly as your name appears on the stock certificate representing your shares.

3) If your shares are held for you by a bank or brokerage firm, only your bank or brokerage firm can vote your shares, and only after receiving your instructions as to how to vote. Please call your bank or broker and instruct your representative to vote your shares FOR THE BOLERO NOMINEES on BOLERO'S PROXY CARD.

4) TIME IS OF THE ESSENCE.  PLEASE VOTE TODAY.

                                      * * *

BECAUSE BALDWIN MADE AVAILABLE A LIST OF SHAREHOLDERS ONLY MONDAY, MANY OF YOU MAY NOT HAVE RECEIVED BOLERO'S PROXY STATEMENT AND PROXY CARD. YOU MAY OBTAIN A PROXY CARD AND OTHER PROXY MATERIALS BY CALLING US AT (305) 371-5200 OR (800) 223-2064. BANKS & BROKERS CALL (212) 440-9800.